SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 12, 2012

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 –	Corporate Governance and Management

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Incentive Plans (“MIP”)

On July 12, 2012, the Company’s Compensation and Stock Option Committee (“Compensation Committee”) approved discretionary individual management incentive plans (“MIPs”) for Dr. Louis F. Centofanti, our Chief Executive Officer (“CEO”), Ben Naccarato, our Chief Financial Officer (“CFO”) and James Blankenhorn, our Chief Operating Officer (“COO”).  Each MIP authorizes the Compensation Committee to recommend a cash incentive bonus to the executive for performance during the 2012 calendar year, if the Compensation Committee determines, in its sole discretion, that such bonus compensation is appropriate based on the considerations enumerated in each MIP relating to Company performance and the executive’s individual performance during 2012.  Each MIP is discretionary and payable only if recommended by the Company’s Compensation Committee and approved by the Board of Directors at the Company’s fiscal year end.  Pursuant to each MIP, the CEO, CFO, and COO are to receive annual base salary of $271,115, $214,240 and $252,350, respectively, during 2012.  The discretionary maximum performance incentive payment payable to each COO, CEO, and COO, if recommended by the Compensation Committee and approved by our Board of Directors, may not exceed $235,870, $94,266, and $219,544, which represents 87%, 44%, and 87% of 2012 base salary, respectively.

Also, on July 12, 2012, the Compensation Committee amended the existing MIP for our President of Safety and Ecology Corporation (“SEC President”).  Prior to the amendment, performance compensation under the MIP for our SEC President was based on SEC realizing gross profit target for a particular fiscal year of at least $18,500,000 (which was set for each of four years starting 2011) and the Company realizing pre-tax net income target (as defined) for each fiscal year as determined by the Compensation Committee, with the amount of the Company’s pre-tax net income subject to being changed each year as determined by the Compensation Committee.  For any year during the term of the MIP for the SEC President, performance incentive compensation of $360,000 is payable upon achievement of 100% or greater of the SEC gross profit target and net income target is payable upon achievement of 85% to 150% of such target for that year with minimum of $240,000 to maximum of $360,000.  The amendment removes the requirement that net income target be achieved for the 2012 fiscal year and provides that a discretionary bonus will be payable only if recommended by the Compensation Committee and approval by the Board of Directors.  The discretionary bonus, if any, may not exceed $360,000.   If the SEC Gross Profit target is achieved and the maximum discretionary bonus is recommended by the Compensation Committee and approved by our Board of Directors, the maximum performance incentive compensation payable to the SEC President for 2012 will be $720,000, which represents 221.9% of the SEC President’s base salary of $324,480.

The Compensation Committee and the Board of Directors believe that setting the performance incentive payable under each of the MIPs as discretionary is appropriate because the market environment that the Company is operating during 2012 is unique due to the high concentration of revenue derived from the U.S. government which in a state of flux due to the pending federal election and pressure to reduce federal spending.

Achievements impacting the discretionary performance incentive payment, if recommended, will include but not limited to:

•	Revenue;
•	EBITDA (Earnings before interest, taxes, depreciation, and amortization);
•	Successful integration of our acquisition of Safety and Ecology Holdings Corporation (“SEHC”) and its subsidiaries (collectively, Safety and Ecology Corporation);
•	Achievement of synergies;
•	Increase in commercial revenue;
•	Increase in international revenue;
•	Continued progress on the Isotope project;
•	Resolution of problem projects which were part of the acquisition; and
•	Profitable EBITDA from the Company’s Treatment Segment.

Performance compensation is paid on or about 90 days after year-end, or sooner, based on finalization of our audited financial statements for 2012.  If the MIP participant’s employment with the Company is voluntarily or involuntarily terminated prior to a regularly scheduled MIP compensation payment period, no MIP payment will be payable for and after such period.  The Compensation Committee retains the right to modify, change or terminate each MIP, at any time and for any reason.

Each MIP is qualified by reference to the respective MIPs attached as exhibits to this report.

Section 8 –	Other Events

Item 8.01 –	Other Events

As previously reported, in connection with the closing of the Company’s acquisition of Safety & Ecology Holdings Corporation (“SEHC”) and its subsidiaries from Homeland Capital Security Corporation (“Homeland”), Homeland and SEHC agreed that they were in material breach of certain representations and warranties contained in the Stock Purchase Agreement, dated July 15, 2011, relating to a fixed cost contract that a subsidiary of SEHC was a party (“Subcontract”).  At the closing, the Company deposited $2 million, which represented a portion of the purchase price, in an escrow account to satisfy certain claims that the Company has or may have against Homeland for indemnification pursuant to the Purchase Agreement.  Homeland and SEHC further agreed that if certain conditions were not met by December 31, 2011, relating to another contract, then the Company could withdraw $1.5 million from the amount deposited by the Company in escrow.  As previously reported, on January 10, 2012, the Company received from the escrow the $1.5 million, leaving a balance of $500,000 in the escrow account.

As a portion of the purchase price under the Purchase Agreement, the Company issued to Homeland an unsecured Promissory Note, dated October 31, 2011, in the principal amount of $2,500,000 (the “Note”).  The outstanding principal balance of the Note as of June 30, 2012, was $1,458,000. The Purchase Agreement further provides that the Company may offset certain indemnification claims (including those arising from a breach of representations, warranties or covenants) that exceed the amount in the escrow account, against any amounts the Company owes to Homeland under the Note.

The Company currently estimates that the cost to complete the Subcontract will be $5-7 million more than represented by Homeland in the Purchase Agreement.  As a result, on July 13, 2012, the Company notified Homeland that the Company will offset its losses resulting from such breach against the payments otherwise due under the Note, including, but not limited to, the July 15, 2012 regular $76,054 monthly Note payment against such loss.  The Company also intends to assert a claim for the remaining balance in the escrow account as a result of this breach.  Homeland has notified the Company that it does not believe the Company is entitled to offset the amounts payable under the Note and that Homeland intends to assert that the Company will be in default under the terms of the Note is the regular July payment is not paid in 30 days.

The Purchase Agreement limits the aggregate amount of Homeland’s liability to the Company to (a) $3 million for indemnification claims relating to breaches of Homeland’s representations and warranties, except claims relating to any fundamental warranty (as defined in the Purchase Agreement) are limited to the $24.5 million purchase price; and (b) $4.9 million for indemnification claims relating to breaches of Homeland’s covenants or agreements under the Purchase Agreement.

Section 9 –	Financial Statements and Exhibits

Item 9.01 –	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	2012 Incentive Compensation Plan for Chief Executive Officer

10.2	2012 Incentive Compensation Plan for Chief Financial Officer

10.3	2012 Incentive Compensation Plan for Chief Operating Officer

10.4	Amended Management Incentive Plan for Christopher Leichtweis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2012

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

	By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer